UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-16577 (Commission File Number)	38-3150651 (I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan (Address of principal executive offices)	48098 (Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 28, 2008, the Boards of Directors of Flagstar Bancorp, Inc. (the “Company”) and Flagstar Bank, F.S.B. (the “Bank”) appointed William F. Packard as a member of the Boards of Directors of the Company and the Bank. The appointment of Dr. Pickard for a term to expire in 2008 increases the size of the Board of Directors of the Company from 12 members to 13 members. There is no agreement or understanding between Dr. Pickard and any other persons or entities pursuant to which Dr. Pickard was appointed as a member of the Boards of Directors of the Company or the Bank.
Dr. Pickard is chairman and CEO of VITEC, LLC, a joint venture with TI Group of London, England, and chairman and CEO of Global Automotive Alliance LLC of Detroit, which comprises six manufacturing entities with eight plants in four states and Canada. Since 1994, Dr. Pickard has served as a member of the board of directors of Asset Acceptance Capital Corp. and serves on its audit and compensation committees. Asset Acceptance operates nationwide and purchases charged-off consumer debt from credit issuers and then uses proprietary methods to collect on them. Dr. Pickard holds a master’s degree from the University of Michigan and a Ph.D. from Ohio State University. He currently serves as adjunct professor at the University of Michigan School of Business. Dr. Pickard has 30 years’ experience as an entrepreneur, focusing on business development, team building and long-term strategic planning in his various enterprises, which include an assembly company, an automotive interior trim supplier and an inventory management and logistics company. In 2002, Dr. Pickard was named Michiganian of the Year for his mentorship of new entrepreneurs and his leadership of Global Automotive Alliance.
The Board of Directors of the Company determined that Dr. Pickard is independent in accordance with applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange rules. The Board of Directors of the Company considered all relevant facts and circumstances in concluding that Dr. Pickard is independent and has no material relationship with the Company. Dr. Pickard is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Pickard’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors as described in the Company’s definitive proxy statement filed with the SEC on April 30, 2007.
On February 29, 2008, the Company issued a press release announcing the appointment of Dr. Pickard as a member of the Boards of Directors of the Company and the Bank. A copy of such press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The Board of Directors of the Company approved an amendment to Section 2 of Article III of the Company’s Bylaws increasing the number of directors from twelve (12) to thirteen (13) and to restate the Company’s Bylaws, effective as of February 28, 2008. The Fourth Amended and Restated Bylaws of the Company reflecting such amendment are attached as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits
     (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

3.1	Fourth Amended and Restated Bylaws of the Company.

99.1	Press Release dated February 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: February 29, 2008	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer